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Exhibit 4.2  Investor Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of August 22, 2001, by and among American Bio Medica Corporation, a New York corporation (the "Company"), and the persons signing the signature page of this Agreement who have entered into Subscription Agreements, dated August 2001, to purchase the Company's common stock (the "Shareholders").

                                    RECITALS

         A. Pursuant to Subscription Agreements, dated August 2001 (the "Subscription Agreements"), the Shareholders have purchased shares (the "Common Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and warrants (the "Common Stock Warrants") entitling the holders thereof to purchase the number of shares (the "Warrant Shares") of Common Stock as set forth therein.

         B. To induce the Shareholders to purchase Common Shares and Common Stock Warrants, the Company has agreed to provide the Shareholders with certain registration rights described herein.

         THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in the Subscription Agreements and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  Person. An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus. The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus.

                  Registration Statement. Any registration statement of the Company which covers any of the Registrable Securities (as defined in Section 2 hereof) pursuant to the provisions of this Agreement, including the registration statement and amendments and post-effective amendments thereto, the Prospectus and supplements therein, all exhibits and all material incorporated by reference in the registration statement.

                  SEC. The U.S. Securities and Exchange Commission.

                  Securities Act. The Securities Act of 1933, as amended.

                  Shares. The Common Shares and the Warrant Shares.

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         2. Securities Subject to this Agreement. The securities entitled to the benefit of this Agreement are all the Shares and the Common Stock Warrants (the "Registrable Securities"); provided, however, that the Shares and the Common Stock Warrants shall be Registrable Securities only for so long as the Shares and the Common Stock Warrants continue to be Restricted Securities. For purposes of this Agreement, the Shares and the Common Stock Warrants shall be Restricted Securities as of the date of this Agreement. The Shares and the Common Stock Warrants shall cease to be Restricted Securities when (1) the Company has effectively registered the Shares and the Common Stock Warrants under the Securities Act and the Shareholders who own the Shares and the Common Stock Warrants, have disposed of the Shares and the Common Stock Warrants in accordance with the Registration Statement covering the Shares and the Common Stock Warrants, (2) the Shareholders who own Shares and Common Stock Warrants, shall be eligible to sell the Shares and the Common Stock Warrants to the public in accordance with all applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act, or such Shares and Common Stock Warrants may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (3) the Shareholders have otherwise transferred the Shares and the Common Stock Warrants (except as otherwise provided in Section 7(h) hereof), or (4) such Shares or Common Stock Warrants shall have ceased to be outstanding.

         3. Registration of Registrable Securities. On or before the later of
(i) August 15, 2001 or (ii) the thirtieth business day after the date American Bio Medica issues Common Shares and Common Stock Warrants, the Company will use its best efforts to cause a Registration Statement to be filed with the SEC covering the Registrable Securities. The Company shall also use its commercially reasonable efforts to cause such Registration Statement to become effective within 45 days after such filing (or 90 days if reviewed by the Staff of the SEC) and, subject to the provisions of Section 2 hereof, remain effective until two years after the last date Common Shares and Common Stock Warrants are issued to such Shareholders pursuant to the Subscription Agreements.

         4. Registration Procedures.

              (a) The Company shall:

                  (i) furnish to the Shareholders, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including those incorporated by reference);

                  (ii) deliver to the Shareholders, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as they may reasonably request, but only while the Company is required to cause the Registration Statement to remain effective;

                  (iii) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Shareholders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities laws of the various states (the "Blue Sky Laws") and do any and all other acts or things reasonably necessary or advisable to effect the registration or qualification of the Registrable Securities covered by the Registration Statement in the various states; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to taxation or service of process in suits other than those arising out of the offer or sale of the securities covered by such Registration Statement in any jurisdictions where it is not now so subject;

                  (iv) cooperate with the Shareholders to prepare and deliver timely certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and issue the Registrable Securities in the denominations and register them in the names the Shareholders may request at least two (2) business days prior to any sale of Registrable Securities;

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                  (v) use its best efforts to cause a Notification Form for
         Listing of Additional Shares to be filed with The Nasdaq Stock Market with respect to the Registrable Securities being registered or to cause similar required forms to be filed with the market on which similar securities issued by the Company are then listed or traded; and

                  (vi) make available to the Shareholders and any attorney or accountant retained by the Shareholders for inspection all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information that the participating Shareholders, the Shareholders' representatives, attorneys or accountants may reasonably request in connection with the registration; provided, that such Persons shall keep confidential any records, information or documents that the Company designates as confidential unless a court or administrative agency requires the disclosure of the records, information or documents.

         (b) Each of the Shareholders agrees to furnish the Company with any information regarding the Shareholders and the distribution of the Registrable Securities as the Company may from time to time reasonably request.

         (c) The Shareholders agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the SEC's issuance of any stop order denying or suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose, or (iii) the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated by reference therein untrue or which requires any change in the Registration Statement, the Prospectus or any document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders shall discontinue the disposition of Registrable Securities until the Shareholders receive a supplemented or amended Prospectus from the Company or until the Company advises the Shareholders in writing that the participating Shareholders may resume the use of the Prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If the Company so directs, the Shareholders will deliver to the Company all copies, other than permanent file copies then in the Shareholders' possession, of the Prospectus covering the Registrable Securities at the time the Shareholders received the notice.

         5. Registration Expenses. Regardless of when the Registration Statement becomes effective, the Company shall bear all costs and expenses incident to the Company's performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with the Blue Sky Laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company, and fees and expenses of other Persons retained by the Company relating to the distribution of the Registrable Securities (all such expenses being called "Registration Expenses"). The participating Shareholders shall in all cases bear all discounts, fees or commissions incident to the sale of the Shareholders' Registrable Securities and any fees of any attorney or accountant retained by any of the Shareholders.

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         6. Indemnification.


                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Shareholders against all losses, claims, damages, liabilities and expenses, joint or several, to which the Shareholders may become subject under the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or otherwise which arise out of, or are caused by, the Company's violation of the Securities Act or any state securities laws, or any rule or regulation promulgated under the Securities Act, including, but not limited to, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or in any application or other request that the Company files, including any application or request filed under the Blue Sky Laws, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon an untrue or alleged untrue statement or omission or alleged omission so made which is contained in information furnished to the Company by any of the Shareholders expressly for use therein or by any Shareholder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished the participating Shareholders with a copy of the same. The Company will reimburse the Shareholders for any legal or other expense the Shareholders reasonably incur in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. The Company will also indemnify the selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders, if requested.

                  (b) Indemnification by the Shareholders. In connection with any Registration Statement in which any Shareholder's Registrable Securities are registered and sold, the participating Shareholders shall furnish to the Company the information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agree, jointly and severally, to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers directors and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary Prospectus or any application filed under the Blue Sky Laws or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the untrue statement or omission is contained in any information or affidavit so furnished by the Shareholder to the Company specifically for inclusion in the Registration Statement, Prospectus or application filed under the Blue Sky Laws. The Company shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished by the Persons specifically for inclusion in any Prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (1) promptly notify the indemnifying party of any claim with respect to which it seeks indemnification and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of the claim, but the fees and expenses of the counsel shall be at the expense of the Person unless (A) the indemnifying party has agreed to pay the fees or expenses, (B) the indemnifying party shall have failed to assume the defense of the claim and employ counsel reasonably satisfactory to the Person, or (C) in the reasonable

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         judgment of the Person, based upon advice of its counsel, a conflict of interest may exist between the Person and the indemnifying party with respect to the claims (in which case, if the Person notifies the indemnifying party in writing that the Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of the claim on behalf of the Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. The indemnifying party, however, may not unreasonably withhold its consent. No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement which does not include as an unconditional term the claimant's or plaintiff's release of the indemnified party from all liability in respect to the claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage liability or expense in the proportion as is appropriate to reflect (1) the relative benefits received by the indemnified party and the indemnifying party, (2) the relative fault of the indemnified party and the indemnifying party, and
         (3) any other relevant equitable considerations.

                  (e) The indemnities provided in this Section 6 shall survive the Shareholders' transfer of any Registrable Securities.

7.       Miscellaneous.

                  (a) Other Agreements. The Shareholders acknowledge that the Company has granted registration rights to others and the rights granted in this Agreement are subject to those rights already granted.

                  (b) Amendments and Waivers. No amendment, modification, supplement or waiver of any provision of this Agreement is binding on any party unless the party consents in writing thereto.

                  (c) Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, on the day delivery is guaranteed by such courier, or, if mailed, three business days after the date of mailing, as follows:

                           (i) to the Shareholders, at the most current address
                  given by the Shareholders to the Company pursuant to the Subscription Agreements or otherwise.

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                           (ii) To American Bio Medica at:

                                    American Bio Medica Corporation
                                    122 Smith Road
                                    Kinderhook, New York 12106
                                    Attention:  President

                                    With a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Attention: Neil Gold, Esq.

         Any of the foregoing may change its address for notices by notice to the other parties.

                  (d) Governing Law and Forum. The laws of the State of New York shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of, or relating to, this Agreement (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law). The parties acknowledge that the United States District Court for the Southern District of New York or the New York Supreme Court for the County of Columbia shall have exclusive jurisdiction over any case or controversy arising out of, or relating to, this Agreement and that all litigation arising out of, or relating to, this Agreement shall be commenced in the United States District Court for the Southern District of New York or in the Columbia County (New York) Supreme Court. Each of the parties consents to be subject to personal jurisdiction of the courts of New York, including the federal courts in New York.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) Interpretation. The Section headings contained in this Agreement are for the purposes of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  (g) Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, and all other provisions of this Agreement shall remain valid, operative and enforceable.

                  (h) Assignment. The rights granted to the Shareholders pursuant to this Agreement shall not be assignable without the written consent of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            AMERICAN BIO MEDICA CORPORATION


                                            By:  /s/ Stan Cipkowski
                                                 ---------------------------
                                                     Stan Cipkowski
                                                     President




INVESTORS

/s/ A. Brean Murray
------------------------------

/s/ Robert S, Anderson
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Dan Suker W.G. Limited
/s/ A.S. Corlett
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Its: Director

/s/ Norman C. Fields
------------------------------

/s/ David J. Rochester
------------------------------

/s/ G.R. Beachley
------------------------------

/s/ S.A. Beachley
------------------------------

Brean Murray & Co., Inc. Profit Sharing Plan
/s/ A. Brean Murray
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Its: President & Chief Executive Officer

/s/ Barry K. Fingerhut
------------------------------

/s/ David L. Jordon
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/s/ John P. Lyden, MD
------------------------------

/s/ E. Thomas Steadman
------------------------------

/s/ Renee Sands

Pequod Investments, L.P.
/s/ Jonathan Gallen
------------------------------
Its: General Partner

Pequod International, LTD.
/s/ Jonathan Gallen
------------------------------
Its: Investment Advisor


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Kingsbridge Capital, LTD.
/s/ Adam Gurney
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Its: Director

M.K. Global Technology Partners, L.P.
/s/ Benny Lorenzo
-----------------
B.L. Capital Corp.
Its: President & CEO

Aspira Capital Management, L.P.
/s/ Benny Lorenzo
-----------------
B.L. Capital Corp.
Its: President & CEO

/s/ Benny Lorenzo
------------------------------

/s/ John F. Murray
------------------------------

/s/ Keith E. Palmer
------------------------------

/s/ Selig Zises
------------------------------

/s/ Eleanor M. Evans
------------------------------